UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

McDONALD’S CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

On May 17, 2022, McDonald’s Corporation (“McDonald’s”) sent an email to its officers, managing directors and business unit leads, a copy of which is attached hereto as Exhibit 1.

Exhibit 1

From: Desiree Ralls-Morrison

Sent: Tuesday, May 17, 2022

Subject: Important Information About the 2022 Annual Shareholders’ Meeting

As we approach our 2022 Annual Shareholders’ Meeting on May 26, we wanted to share some updates and important information.

First, we encourage you to vote today on the WHITE proxy card FOR ALL of McDonald’s Director Nominees. Some employees may have received a gold proxy card for voting. To clarify, this has been sent by Carl Icahn to solicit support for his proxy fight against McDonald’s to replace two of the company’s highly qualified directors. We urge you to disregard any communication asking you to sign, return or vote on a gold proxy card.

Second, there is so much about our ESG commitments – specifically those related to pork welfare in the U.S. – for which our System can be proud. Mr. Icahn is using a narrow issue and one that we have demonstrated industry-leading progress on – McDonald’s 2012 pork commitment – as a reason to change the way McDonald’s sources pork in the U.S. and reduce the number of meat-based items on our menu. This would result in only one clear outcome: an untenable financial burden on our customers.

Finally, the format of this year’s meeting will be different and will be audio only. If you are a registered shareholder and plan to participate in the virtual meeting, you will need to pre-register by May 24 at 9:00 am CT. You can find more information and register for the meeting here. If you have any questions, please email McDonald’s Shareholder Services at shareholder.services@us.mcd.com.

We can anticipate ongoing attention in the lead up to May 26, and so I ask for your support as we navigate the next couple of weeks.

Desiree Ralls-Morrison
Executive Vice President, General Counsel and Corporate Secretary

* * * * *

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements about future events and circumstances. Generally speaking, any statement not based upon historical fact is a forward-looking statement. In particular, statements regarding McDonald’s plans, strategies, prospects and expectations regarding its business and industry are forward-looking statements. They reflect McDonald’s expectations, are not guarantees of performance and speak only as of the date hereof. Except as required by law, McDonald’s does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements. McDonald’s business results are subject to a variety of risks, including those that are described in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and subsequent filings with the Securities and Exchange Commission (the “SEC”).

IMPORTANT INFORMATION REGARDING PROXY SOLICITATION

McDonald’s has filed a definitive proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for its 2022 Annual Meeting. MCDONALD’S SHAREHOLDERS ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. McDonald’s shareholders may obtain a copy of the definitive proxy statement (and any amendments and supplements thereto), the accompanying WHITE proxy card and other relevant documents filed by McDonald’s with the SEC without charge from the SEC’s website at www.sec.gov. McDonald’s shareholders may also obtain a copy of these documents without charge by sending a request to shareholder.services@us.mcd.com or visiting the investor section of the McDonald’s website at www.investor.mcdonalds.com.

CERTAIN INFORMATION REGARDING PARTICIPANTS

McDonald’s, its Directors and certain of its executive officers are participants in the solicitation of proxies from McDonald’s shareholders in connection with the matters to be considered at the 2022 Annual Meeting. Information regarding the ownership of McDonald’s Directors and executive officers in McDonald’s common stock is included in the definitive proxy statement for its 2022 Annual Meeting, filed with the SEC on April 8, 2022, which can be found through the SEC’s website at www.sec.gov. Changes to such ownership have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Details concerning the nominees of the McDonald’s Board of Directors for election at the 2022 Annual Meeting are also included in such definitive proxy statement.